                                                                     EXHIBIT 4.2



            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
            --------------------------------------------------------


         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 24, 1997 (this "Amendment"), amends the Amended and Restated Credit Agreement, dated as of August 2, 1994, among HEALTH CARE AND RETIREMENT CORPORATION, a Delaware corporation (the "Borrower"), the various financial institutions parties thereto (collectively, the "Lenders") and Bank of America National Trust and Savings Association, as agent for the Lenders, as amended by a First Amendment dated July 7, 1995 and a Second Amendment dated as of July 25, 1996 (as so amended the "Credit Agreement"). Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

         WHEREAS, the parties hereto desire to (i) add The Bank of New York, Mellon Bank N.A. and The Sanwa Bank, Limited, Chicago Branch (the "New Lenders") as Lenders under the Credit Agreement and (ii) amend the Credit Agreement in certain respects as hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1. AMENDMENT TO CREDIT AGREEMENT.

                  Section 2.1.2 (a) (i) of the Credit Agreement is hereby amended by deleting "$225,000,000" and substituting "$325,000,000" in place thereof.

         SECTION 2. ADDITION OF NEW LENDERS; CHANGE IN COMMITMENTS.

                  Concurrently with the effectiveness of this Amendment, each New Lender shall become a "Lender" under and for all purposes of the Credit Agreement and shall be bound thereby and entitled to the benefits thereof. The parties hereto acknowledge and agree that the address of each New Lender for purposes of the Credit Agreement is set forth under such Lender's name on the signature pages hereof.

                  Concurrently with the effectiveness of this Amendment, each Lender will have a Commitment as set forth on the signature page hereof and will make available their pro rata share of the Contract Loans.

         SECTION 3. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 3 shall have been satisfied, and notice thereof shall have been given by the Agent to the Borrower and the Lenders.

         SECTION 3.1. RECEIPT OF DOCUMENTS. The Agent shall have received (a) this Amendment, duly executed by the Borrower, the Agent and the Lenders and a
(b) Consent in the form of Exhibit A hereto duly executed by the Obligors, other than the Borrower.

         SECTION 3.2. COMPLIANCE WITH WARRANTIES, NO DEFAULT, ETC. Both before and after giving effect to the effectiveness of this Amendment, the following statements by the Borrower shall be true and correct (and the Borrower, by its execution of this Agreement, hereby represents and warrants to the Agent and each Lender that such statements are true and correct as at such times):

                  (a) The representations and warranties set forth in Article VIII of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

                  (b) No default shall have then occurred and be continuing, and neither the Borrower nor any of its Subsidiaries shall be in material violation of any law or governmental regulation or court order or decree.

         SECTION 4. MISCELLANEOUS.

         SECTION 4.1. CONTINUING EFFECTIVENESS, ETC. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. The Borrower reaffirms its obligations under the Credit Agreement, including, without limitation, those under Section 4.8. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

         SECTION 4.2. PAYMENT OF COSTS AND EXPENSES. The Borrower agrees to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent (including allocated costs of internal counsel)) in connection with the negotiation, preparation, execution and delivery of this Amendment. The Borrower agrees to indemnify each Lender for any loss or expense (including those incurred by reasons of the liquidation or reemployment of deposits or other funds) as a result of Borrower's request for a Eurodollar Rate Loan which is funded prior to the effectiveness of this Amendment.

         SECTION 4.3. SEVERABILITY. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 4.4. HEADINGS. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

         SECTION 4.5. EXECUTION IN COUNTERPARTS. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 4.6. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

         SECTION 4.7. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     HEALTH CARE AND RETIREMENT
                                        CORPORATION


                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

                                     BANK OF AMERICA NATIONAL TRUST
                                      AND SAVINGS ASSOCIATION,
                                      as Agent


                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

Commitment: $42,500,000              BANK OF AMERICA ILLINOIS
            -----------

                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

Commitment: $30,000,000              BANK OF MONTREAL, individually
            -----------                and as Co-Agent


                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

Commitment: $30,000,000              NATIONSBANK OF NORTH CAROLINA,
            -----------               N. A., individually and as Co-Agent


                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

Commitment: $32,500,000              THE TORONTO-DOMINION BANK,
            -----------                individually and as Co-Agent


                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

Commitment: $30,000,000              PNC BANK, NATIONAL ASSOCIATION,
            -----------               individually and as Co-Agent


                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

Commitment: $15,000,000              THE LONG-TERM CREDIT BANK OF
            -----------               JAPAN, LTD., Chicago Branch


                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

Commitment: $25,000,000              HUNTINGTON NATIONAL BANK
            -----------

                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

Commitment: $20,000,000              NATIONAL CITY BANK
            -----------

                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

Commitment: $30,000,000              THE BANK OF TOKYO-MITSUBISHI,
            -----------              LTD., Chicago Branch


                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

Commitment: $25,000,000              MELLON BANK, N.A.
            -----------

                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

                                     Address:   Two Mellon Bank Center
                                                Room 152-0270
                                                Pittsburgh, PA  15259

                                     Telephone: 412-234-9055
                                     FAX No:    412-234-9010
                                     Attention: Gregory B. Anderson

Commitment: $25,000,000              THE BANK OF NEW YORK
            -----------

                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

                                     Address:   One Wall Street
                                                New York, NY 10286
                                     Telephone: 212-635-7842
                                     Fax No:    212-635-6434
                                     Attention: Edward J. Dougherty

Commitment: $20,000,000              THE SANWA BANK, LIMITED, Chicago
            -----------                Branch


                                     By
                                       ----------------------------------
                                       Title:
                                             ----------------------------

                                     Address:   10 South Wacker Drive,
                                                31st Floor
                                                Chicago, IL  60606
                                     Telephone: 216-736-3377
                                     Fax No:    216-736-3381
                                     Attention: James Byrnes

Total Commitments: $325,000,000